Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports First Quarter 2020 Financial Results

Provides Update on COVID-19 Business Impact and Response Plan

•	Sales of $465 million declined 10% as reported and 8% in constant currency

•	GAAP EPS of $0.86; non-GAAP EPS of $1.15, a 28% decrease from prior year

•	Implemented cost reduction plan of approximately $100 million for the year

•	Revised 2020 capital deployment plans to improve cash flow by an estimated $45 million

•	Repurchased $187 million of shares; suspending repurchases in second quarter

•	Withdrawing full-year 2020 financial guidance due to COVID-19 uncertainties

Milford, Mass., April 28, 2020 - Waters Corporation (NYSE: WAT) today announced first quarter 2020 sales of $465 million, a 10% decrease as reported, compared to sales of $514 million for the first quarter of 2019. Foreign currency translation negatively impacted sales growth by approximately 2% for the quarter. Our results were primarily impacted by lower demand in China due to the COVID-19 pandemic which impacted total sales negatively by approximately 8% in constant currency for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the first quarter of 2020 decreased to $0.86, compared to $1.51 for the first quarter of 2019. On a non-GAAP basis, EPS decreased to $1.15, compared to $1.60 in the first quarter of 2019. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

On a GAAP basis, net cash provided by operating activities was $152 million for the first quarter of 2020, compared to $176 million for the first quarter of 2019. On a non-GAAP basis, adjusted free cash flow for the first quarter of 2020 was $121 million versus $158 million for the first quarter of 2019.

“Our employees around the world have demonstrated incredible resolve as we continue to serve our customers during the COVID-19 pandemic. We have taken decisive actions to ensure the health and safety of our global workforce, while also taking steps to proactively preserve our financial strength and flexibility in order to best position the Company for a sustained rebound when our markets recover,” commented Chris O’Connell, President and Chief Executive Officer of Waters Corporation.

“Our business was performing well to start the year. However, the impact of COVID-19 containment measures, particularly in China, significantly affected our first quarter results. Our operations in Europe, the Americas and India were also impacted late in the first quarter. Looking ahead, we are focused on maintaining business continuity, and we remain confident in the long-term demand dynamics and our strong position in the markets we serve,” Mr. O’Connell continued.

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant currency growth rates in the tables below.

During the first quarter of 2020, sales into the pharmaceutical market declined 7% as reported and 6% in constant currency, sales into the industrial market declined 8% as reported and 7% in constant currency, and sales into the academic and governmental markets declined 24% as reported and 22% in constant currency.

During the first quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, declined 2% as reported and were flat in constant currency, while instrument system sales declined 20% as reported and 19% in constant currency.

Geographically, sales in Asia during the quarter declined 21% as reported and 19% in constant currency, sales in the Americas declined 5% (with U.S. sales declining 4%), and sales in Europe grew 2% as reported and 4% in constant currency.

Company Actions and Responses Relating to COVID-19

The COVID-19 pandemic remains fluid and is creating near-term challenges across the economy. The Company is taking a proactive approach to managing through this unpredictability and has implemented a series of cost reduction actions in order to preserve liquidity and enhance financial flexibility in a variety of recovery scenarios. The following actions are expected to reduce Waters’ cost structure by an estimated $100 million dollars for the year:

•	Base salary reduction of 40% for the CEO; 30% for Executive Committee members and 20% for Vice-Presidents for a 90-day period;

•	A combination of 10% salary reduction, reduced working hours and furloughs for the broader employee workforce, dependent on role and geographic location for a 90-day period;

•	Reduction of non-essential operating expenses, implementation of a company-wide hiring freeze, and adjustments to certain benefit programs.

Additionally, the Company revised its capital deployment plans to better align operations and investments with the current operating environment. Waters has delayed capital expenditures and implemented plans to reduce working capital, which is estimated to improve cash flow by $45 million for the remainder of the year.

Waters has also temporarily suspended share repurchases until there is a more stable and predictable business environment and has withdrawn its previous full-year guidance to repurchase $800 million of shares during 2020.

Additionally, Waters has mobilized an Innovation Response Team to assist governments, hospitals, academics and scientists worldwide in driving improved outcomes in the fight against COVID-19. To date, this team has proactively engaged with nearly 200 institutions that are focused on pandemic response to deliver scientific expertise, services, supplies and equipment.

Withdrawing Fiscal Year 2020 Financial Guidance

Due to the evolving and significant uncertainties related to the impact of the COVID-19 pandemic, Waters is withdrawing its full-year 2020 financial guidance, which was previously provided on February 4, 2020.

Conference Call

Waters Corporation will webcast its first quarter 2020 financial results conference call today, April 28, 2020 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com, choose “Investors,” and click on the “Live Webcast.” A replay will be available through May 5, 2020 at midnight Eastern Time on the same website by webcast and also by phone at 800-395-6236.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With approximately 7,500 employees worldwide, Waters operates directly in 35 countries, including 13 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to the effects of the COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payment for purchases and volatility in demand for our products; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (“SEC”), which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Net sales	$464,939	$513,862

Costs and operating expenses:
Cost of sales	210,644	221,031
Selling and administrative expenses	147,735	134,339
Research and development expenses	34,989	35,060
Purchased intangibles amortization	2,625	2,281
Litigation provision	666	—

Operating income	68,280	121,151

Other expense	(374)	(525)
Interest expense, net	(10,043)	(3,248)

Income from operations before income taxes	57,863	117,378

Provision for income taxes(1)	4,301	8,392

Net income	$53,562	$108,986

Net income per basic common share	$0.86	$1.52

Weighted-average number of basic common shares	62,232	71,704

Net income per diluted common share	$0.86	$1.51

Weighted-average number of diluted common shares and equivalents	62,626	72,415

(1)

The provision for income taxes for the three months ended March 30, 2019 included a $3 million benefit related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act and the subsequent finalization of the tax regulations during the first quarter of 2019. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of March 30, 2019.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geographies and Markets

Three Months Ended March 28, 2020 and March 30, 2019

(In thousands)

				Current
				Period	Constant
	Three Months Ended		Percent Change	Currency	Currency
	March 28, 2020	March 30, 2019		Impact	Growth Rate(a)
NET SALES - OPERATING SEGMENTS

Waters	$414,211	$459,914	(10%)	$(5,544)	(9%)
TA	50,728	53,948	(6%)	(853)	(4%)

Total	$464,939	$513,862	(10%)	$(6,397)	(8%)

NET SALES - PRODUCTS & SERVICES

Instruments	$176,938	$221,250	(20%)	$(3,151)	(19%)
Service	190,756	193,359	(1%)	(2,047)	(0%)
Chemistry	97,245	99,253	(2%)	(1,199)	(1%)

Total Recurring	288,001	292,612	(2%)	(3,246)	(0%)

Total	$464,939	$513,862	(10%)	$(6,397)	(8%)

NET SALES - GEOGRAPHIES

Asia	$159,080	$200,512	(21%)	$(2,977)	(19%)
Americas	172,176	181,868	(5%)	165	(5%)
Europe	133,683	131,482	2%	(3,585)	4%

Total	$464,939	$513,862	(10%)	$(6,397)	(8%)

NET SALES - MARKETS

Pharmaceutical	$272,563	$294,512	(7%)	$(3,790)	(6%)
Industrial	143,354	155,218	(8%)	(1,621)	(7%)
Academic & Governmental	49,022	64,132	(24%)	(986)	(22%)

Total	$464,939	$513,862	(10%)	$(6,397)	(8%)

NET SALES EXCLUDING CHINA

Total Net Sales	$464,939	$513,862	(10%)	$(6,397)	(8%)
China Net Sales	47,231	90,091	(48%)	(1,885)	(45%)

Net Sales Excluding China	$417,708	$423,771	(1%)	$(4,512)	(0%)

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three Months Ended March 28, 2020 and March 30, 2019

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Research & Development Expenses	Operating Income	Operating Income Percentage	Other (Expense) Income	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Quarter Ended March 28, 2020
GAAP	$151,026	$34,989	$68,280	14.7%	$(374)	$57,863	$4,301	$53,562	$0.86
Adjustments:
Purchased intangibles amortization (b)	(2,625)	—	2,625	0.6%	—	2,625	522	2,103	0.03
Restructuring costs and certain other items (c)	(20,520)	—	20,520	4.4%	(309)	20,211	4,597	15,614	0.25
Litigation provisions (d)	(666)	—	666	0.1%	—	666	160	506	0.01
Certain income tax items (e)	—	—	—	—	—	—	(375)	375	0.01

Adjusted Non-GAAP	$127,215	$34,989	$92,091	19.8%	$(683)	$81,365	$9,205	$72,160	$1.15

Quarter Ended March 30, 2019
GAAP	$136,620	$35,060	$121,151	23.6%	$(525)	$117,378	$8,392	$108,986	$1.51
Adjustments:
Purchased intangibles amortization (b)	(2,281)	—	2,281	0.4%	—	2,281	494	1,787	0.02
Restructuring costs and certain other items (c)	(10,061)	—	10,061	2.0%	—	10,061	2,633	7,428	0.10
Tax reform (f)	—	—	—	—	—	—	3,229	(3,229)	(0.04)
Certain income tax items (e)	—	—	—	—	—	—	(674)	674	0.01

Adjusted Non-GAAP	$124,278	$35,060	$133,493	26.0%	$(525)	$129,720	$14,074	$115,646	$1.60

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)	Litigation provisions were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(e)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(f)

The provision for income taxes for the three months ended March 30, 2019 included a $3 million benefit related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act and the subsequent finalization of the tax regulations during the first quarter of 2019. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of March 30, 2019.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	March 28, 2020	December 31, 2019
Cash, cash equivalents and investments	$393,871	$337,144
Accounts receivable	522,209	587,734
Inventories	344,009	320,551
Property, plant and equipment, net	439,420	417,342
Intangible assets, net	243,389	240,203
Goodwill	423,787	356,128
Other assets	299,833	297,953
Total assets	$2,666,518	$2,557,055

Notes payable and debt	$1,895,981	$1,681,163
Other liabilities	1,108,536	1,092,173
Total liabilities	3,004,517	2,773,336

Total (deficit) equity	(337,999)	(216,281)
Total liabilities and (deficit) equity	$2,666,518	$2,557,055

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three Months Ended March 28, 2020 and March 30, 2019

(In thousands and unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Cash flows from operating activities:
Net income	$53,562	$108,986
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,196	9,941
Depreciation and amortization	29,188	24,764
Change in operating assets and liabilities, net	59,689	32,088

Net cash provided by operating activities	151,635	175,779
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(51,130)	(25,666)
Business acquisitions, net of cash acquired	(76,664)	—
Net change in investments	(2,381)	459,705

Net cash (used in) provided by investing activities	(130,175)	434,039
Cash flows from financing activities:
Net change in debt	214,634	86
Proceeds from stock plans	11,743	27,631
Purchases of treasury shares	(196,226)	(753,105)
Other cash flow from financing activities, net	2,767	2,254

Net cash provided by (used in) financing activities	32,918	(723,134)
Effect of exchange rate changes on cash and cash equivalents	(32)	2,006

Increase (decrease) in cash and cash equivalents	54,346	(111,310)
Cash and cash equivalents at beginning of period	335,715	796,280

Cash and cash equivalents at end of period	$390,061	$684,970

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities - GAAP	$151,635	$175,779

Adjustments:
Additions to property, plant, equipment and software capitalization	(51,130)	(25,666)
Major facility renovations	20,543	7,496

Free Cash Flow - Adjusted Non-GAAP	$121,048	$157,609

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.